SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Intraware, Inc.

(Name of Registrant as Specified in its Charter)

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Note: PDF provided as a courtesy

Intraware, Inc.
25 Orinda Way
Orinda, California 94563
(925) 253-4500

September 7, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Intraware, Inc.  The Annual Meeting will be held at 10:00 a.m. on October 10, 2006 at the Orinda Country Club, 315 Camino Sobrante, Orinda, California 94563.

At this year's Annual Meeting you will be asked to elect two persons to our Board of Directors, to approve a new 2006 Equity Incentive Plan to replace our existing 1996 Equity Incentive Plan that expires in November of this year, and to approve an amendment to our Certificate of Incorporation to reduce the number of shares of capital stock we are authorized to issue. Your vote on these matters is important and we appreciate your continued support.

The formal notice of the Annual Meeting and the Proxy Statement are included in this invitation.  We have also enclosed a copy of our Annual Report to Stockholders, which includes our Form 10-K for our 2006 fiscal year.

Please use this opportunity to take part in Intraware's affairs by voting on the items to come before this meeting.  Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.

We look forward to seeing you at the meeting.

Sincerely,

Peter H. Jackson
Chairman, Chief Executive Officer and President

INTRAWARE, INC.
2005 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

INTRAWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 Tuesday, October 10, 2006 at 10:00 a.m.

DATE AND TIME	Tuesday, October 10, 2006 at 10:00 a.m.

PLACE	The Orinda Country Club, 315 Camino Sobrante, Orinda, California 94563

ITEMS OF BUSINESS:	1.

Elect two Class II directors for a term of three years or until their successors are duly elected and qualified. Our Board of Directors has nominated Brendan A. McLoughlin and Raymond L. Ocampo Jr. for election as the Class II directors.

	2.	Approve a new 2006 Equity Incentive Plan to replace our existing 1996 Equity Incentive Plan that expires in November of this year.

3.

Amend our Certificate of Incorporation to decrease the number of shares of capital stock we are authorized to issue from 260,000,000 (250,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.0001, to 60,000,000 (50,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.0001.

RECOMMENDED ACTION:	The Board of Directors recommends a vote "FOR" each of the proposals.

WHO MAY VOTE	Stockholders who owned our stock at the close of business on August 21, 2006 may attend and vote at the meeting.
By Order of the Board of Directors

/s/ Paul D. Warenski
Paul D. Warenski
Senior Vice President, General Counsel and Secretary

Orinda, California
September 7, 2006

It is important that you promptly vote your proxy by signing, dating and returning the enclosed proxy card.  You may still attend the Annual Meeting and change your vote, even if you vote by proxy.  However, we recommend you vote your proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

v

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders (the "Annual Meeting"). The meeting will be held on October 10, 2006 at 10:00 a.m. at the Orinda Country Club, 315 Camino Sobrante, Orinda, California 94563. The Orinda Country Club's telephone number is 925-254-4313. Our headquarters are located at 25 Orinda Way, Orinda, California 94563. Our telephone number is (925) 253-4500.

Solicitation and voting materials, which include this Proxy Statement, the proxy card and our 2006 Annual Report to Stockholders, were mailed to stockholders on or about September 7, 2006.

Questions and Answers About The Proxy Materials and the Annual Meeting

Q: Why am I receiving this Proxy Statement?

A: This Proxy Statement describes proposals on which you, as a stockholder, are entitled to vote. It also gives you information on these proposals so that you can make an informed decision.

Q: Who can vote at the Annual Stockholders Meeting?

A: Stockholders who owned common stock, Series A preferred stock, or Series B preferred stock as of the close of business on August 21, 2006, the record date, may attend and vote at the Annual Meeting. Each share of common stock, Series A preferred stock, and Series B preferred stock is entitled to one vote.

Q: What is the proxy card?

A: The proxy card enables you to appoint each of Peter H. Jackson and Paul D. Warenski as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing each of Messrs. Jackson and Warenski vote your shares at the meeting, as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

If a proposal comes up for vote at the meeting that is not on the proxy card, each of Messrs. Jackson and Warenski will vote your shares, under your proxy, according to their best judgment.

Q: What am I voting on?

A: You are being asked to vote on:

     the election of two directors;
     the approval of a new 2006 Equity Incentive Plan to replace our existing 1996 Equity Incentive Plan that expires in November of this year; and
     the amendment of our Certificate of Incorporation to decrease the number of shares of capital stock we have authorized to issue from 260,000,000 (250,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.0001, to 60,000,000 (50,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.001.

We also will transact any other business that properly comes before the meeting.

Q: How do I vote?

A: (1) You may vote by mail.

You do this by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

     as you instruct; and
     according to the best judgment of Messrs. Jackson and Warenski if any other matter comes up for vote at the meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

     for the two named nominees for directors;
     for the approval of a new 2006 Equity Incentive Plan to replace our existing 1996 Equity Incentive Plan that expires in November of this year;
     for the amendment of our Certificate of Incorporation to decrease the number of shares of capital stock we have authorized to issue from 260,000,000 (250,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.0001, to 60,000,000 (50,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.001; and
     according to the best judgment of Messrs. Jackson and Warenski if any other matter comes up for a vote at the meeting that is not on the proxy card.

(2) For Shares Registered in the Name of a Brokerage Firm or Bank (shares in street name), you may be able to vote by telephone or Internet.

If you hold your shares in "street name," a number of brokerage firms and banks that may hold your shares are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. Holding shares in "street name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with instructions set forth on the voting form.

(3) You may vote in person at the meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in "street name," you must bring to the meeting a "legal proxy" from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in Intraware.

Q: What does it mean if I receive more than one proxy card?

A: You may have multiple accounts listed with the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q: What if I change my mind after I return my proxy?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     sending a written notice to the Secretary of Intraware at 25 Orinda Way, Orinda, California 94563 stating that you would like to revoke your proxy of a particular date;
     signing another proxy with a later date and returning it before the polls close at the meeting; or
     attending the Annual Meeting and voting in person.

Please note, however, that if your shares are held in street name by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on your voting form. If your shares are held in street name and you wish to attend the meeting and vote at the meeting, you must bring to the meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Q: Will my shares be voted if I do not sign and return my proxy card?

A: (1) If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. The circumstances under which a broker may vote shares which are held in street name are described more fully under the question below titled, "What is a `broker nonvote' and what impact do broker nonvotes have on the votes taken at the stockholder meeting?"

(2) If your shares are in your name and you do not sign and return your proxy card or vote by telephone or using the Internet, your shares will not be voted unless you vote in person at the meeting.

Q: How can I vote on each proposal?

A: You may vote:

     either "for" each director nominee or "withhold" your vote from any one or more of the nominees;
     "for," "against," or "abstain" for all other proposals.

Q: How many stockholders are needed either in person or by proxy to hold the meeting?

A: To hold the meeting and conduct business, a majority of Intraware's outstanding shares entitled to vote as of the close of business on August 21, 2006 must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

     is present and votes in person at the meeting; or
     has properly submitted a proxy card (including voting by telephone or using the Internet).

Shares voted "for all" or "for all except" in connection with the election of directors and shares voted "for", "against" or "abstain" for all other proposals are counted as present in person or by proxy.  The impact of broker nonvotes in establishing a quorum is described in the answer to the question below titled "What is a `broker nonvote' and what impact do broker nonvotes have on votes taken at the stockholder meeting?"

Q: What effect does an abstention have on the votes taken at the stockholder meeting?

A: Other than in the case of the election of directors, in which case an abstention has no effect on the outcome, abstentions generally have the same effect as a vote against a proposal.

Q: What is a "broker nonvote" and what impact do broker nonvotes have on the votes taken at the stockholder meeting?

A: Under the rules of the New York Stock Exchange, a bank, broker or other nominee may exercise discretionary authority to vote shares for the election of directors if specific instructions are not received from the holder of the shares. However, on any non-routine matters, such as the proposals to approve our new 2006 Equity Incentive Plan and to amend our Certificate of Incorporation, brokers may not exercise discretionary authority.

A "broker nonvote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote such shares. The broker nonvotes generally would count to establish a quorum for the meeting, but would not be counted for or against proposals requiring a plurality vote, such as Proposal No. 1 (election of directors). Similarly, broker nonvotes would not be counted for or against proposals requiring the approval of a majority of shares present in person or by proxy and entitled to vote with respect to such matter, such as Proposals 2 and  3 (approval of the 2006 Equity Incentive Plan and the amendment of our Certificate of Incorporation).

Q. Does the Company's common stock and voting preferred stock vote separately on any matter?

A. Our common stock and voting preferred stock vote together as a single class (on an as converted to common stock basis) on all matters expected to be submitted to a vote of the stockholders at the meeting.

Q: How many votes must the nominees have to be elected as directors?

A: The two nominees receiving the highest number of "yes" votes from the shares of the common stock and voting preferred stock (voting on an as converted to common stock basis) will be elected as directors. This number is called a plurality. Since the directors are elected by a plurality, abstentions and broker nonvotes will have no effect on the outcome of the election of directors.

Q: What happens if the nominees are unable to stand for re-election?

A: The Board may, by resolution, reduce the number of directors or designate substitute nominees. In the event of a substitution, if you have completed and returned your proxy, either of Messrs. Jackson and Warenski can vote your shares for substitute nominees. They cannot vote for more than two nominees.

Q: How many votes are required to approve the 2006 Equity Incentive Plan?

A: If a quorum is present and voting, the affirmative vote of a majority of the votes cast on the proposal will be required to approve the adoption of the 2006 Plan.

Q: How many votes are required to approve the proposed amendment to the Company's Certificate of Incorporation?

A: A majority of the shares of common stock and voting preferred stock outstanding as of the record date and entitled to vote, voting together as a single class (voting on an as converted to common stock basis).

Q: Is my vote kept confidential?

A: Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q: Where do I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for our quarter ending November 30, 2005. We will file that report with the SEC, and you can get a copy by calling the SEC at (800) SEC-0330 for location of the nearest public reference room, or through the Internet at www.sec.gov or www.intraware.com.

Q: Who can help answer my questions?

A: You can call Pierre Hirsch of Kalt Rosen & Co. at 925-253-4545, or email him at ir@intraware.com, regarding the proposals described in this Proxy Statement or how to vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for re-election this year as Class II directors for a three-year term ending in 2009 are:

Brendan A. McLoughlin
Raymond L. Ocampo Jr.

Each nominee is presently a director of Intraware and has consented to serve a new three-year term. Information about each director nominee is provided below in the section titled "The Board of Directors."

Vote Required

The two nominees receiving the highest number of "yes" votes from the shares of the common stock and voting preferred stock will be elected as directors. Since directors are elected by a plurality, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

APPROVAL OF THE INTRAWARE, INC. 2006 EQUITY INCENTIVE PLAN, INCLUDING APPROVAL OF ITS MATERIAL TERMS AND PERFORMANCE GOALS FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)

Our stockholders are being asked to approve the Company's 2006 Equity Incentive Plan (the "2006 Plan"). Our Board adopted the 2006 Plan on August 9, 2006, subject to stockholder approval. The 2006 Plan is intended to replace our 1996 Stock Option Plan (the "1996 Plan"), which originally was approved by our stockholders in 1996 and will expire in November of this year. The 2006 Plan will allow us to grant a wider range of awards than under the 1996 Plan and our other stock option plans. Permitted awards under the 2006 Plan include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and dividend equivalents. We believe the 2006 Plan will enhance our ability to use the most efficient equity vehicles to attract and retain quality employees, officers, directors and consultants, and provide incentives to those persons to devote their utmost skill and energy to the Company's success. Accordingly, the Board of Directors determined it was preferable to enact a new plan rather than extend the term of the 1996 Plan.

In addition, our stockholders also are being asked to approve the material terms of the 2006 Plan and the performance goals thereunder for the purpose of qualifying awards under the 2006 Plan as "performance-based" compensation under Internal Revenue Code Section 162(m).

One important difference between the 1996 Plan and the 2006 Plan is that, unlike the 1996 Plan, the 2006 Plan does not have an "evergreen" provision under which new shares are automatically made available for grant under the plan each year. Under the 1996 Plan, 300,000 new shares were automatically added to our reserves at the beginning of each fiscal year, which made those shares available for grant by the Company. There is no similar provision in the 2006 Plan. Accordingly, we are only asking shareholders to approve a total of 450,000 shares for grant under the 2006 Plan, consisting of the remaining shares available in the 1996 Plan combined with a sufficient number of new shares to bring the total share reserves to 450,000. In addition, the 2006 Plan will receive any shares subject to outstanding awards under the 1996 Plan that expire unexercised and are outstanding as of October 10, 2006, up to a maximum of one million additional shares. The number of new shares we are requesting for the 2006 Plan is significantly lower than would have been provided under the evergreen provision of the 1996 Plan. If the 1996 Plan had been extended, the evergreen provision would have added 600,000 new shares in the first two years alone.

The essential features of the 2006 Plan are summarized below. This summary does not purport to be a complete description of the 2006 Plan and is qualified in its entirety by reference to the 2006 Plan itself, a copy of which is attached as Appendix A.

Vote Required

If a quorum is present and voting, the affirmative vote of a majority of the votes cast on the proposal will be required to approve the adoption of the 2006 Plan. If our stockholders do not approve adoption of the 2006 Plan, we will continue to make grants under the 1996 Plan until it expires in November 2006. Our executive officers and directors have an interest in this proposal as they may receive awards under the 2006 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Summary of the 2006 Plan

General.    The 2006 Plan is an "omnibus" equity plan consisting of a variety of equity vehicles to provide flexibility in using equity awards, including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and dividend equivalents.

As of August 21, 2006, there were an aggregate of 447,804 shares subject to issuance under outstanding options granted under the 1996 Plan. Upon adoption of the 2006 Plan, no further options will be granted under the 1996 Plan and any shares remaining available for issuance under the 1996 Plan, and any shares returning to the 1996 Plan due to expiring and unexercised awards up to a maximum of one million shares, shall be available for issuance under the 2006 Plan as described below. As of August 21, 2006, the closing price of our common stock was $3.55 per share.

Purpose.    The purposes of the 2006 Plan are to enhance the Company's ability to attract and retain the services of qualified employees, officers, directors and consultants and incent them to devote their utmost effort and skill to the success of the Company.

Administration.    The 2006 Plan may be administered by our Board of Directors or a committee appointed by our Board of Directors from among its members (the "Administrator"). Accordingly, the Board has delegated administration of the 2006 Plan to the Compensation Committee of the Board. Subject to the provisions of the 2006 Plan, the Administrator has the authority to: (i) determine the fair market value of any award granted pursuant to the 2006 Plan; (ii) select the employees, consultants and directors to whom awards may be granted pursuant to the 2006 Plan; (iii) determine whether and to what extent awards are granted pursuant to the 2006 Plan; (iv) determine the number of shares of our common stock to be covered by each award; (v) approve forms of agreement for use under the 2006 Plan; (vi) determine the terms and conditions, consistent with the terms of the 2006 Plan, of any award granted, including without limitation the exercise price, the time or times when awards may be exercised (which may be based on performance or other criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or related shares of common stock; (vii) construe and interpret the terms of the 2006 Plan and awards granted pursuant to the 2006 Plan; (viii) prescribe, amend and rescind rules and regulations relating to the 2006 Plan; (ix) modify or amend each award, subject to the 2006 Plan; (x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an award previously granted by the Administrator; (xi) determine the terms and restrictions applicable to awards; (xii) determine whether awards will be adjusted for dividend equivalents and whether such dividend equivalents will be subject to vesting; (xiii) extend the post-termination exercise period of any option or stock appreciation rights, consistent with the 2006 Plan and Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"); and (xiv) make all other determinations deemed necessary or advisable for administering the 2006 Plan.

Stock Subject to the 2006 Plan.    The share reserve under the 2006 Plan will be equal to 450,000 shares (consisting of new shares and any remaining shares available for issuance under the 1996 Plan that will be transferred into the 2006 Plan), plus any shares subject to stock options that are outstanding under 1996 Plan as of the date of this Annual Meeting that subsequently expire unexercised. If awards granted under the 2006 Plan expire, are cancelled or otherwise terminate without being exercised, the shares subject to those awards will become available for grant under the 2006 Plan. In addition, to the extent (a) shares are surrendered in exercise of awards or payment of tax, or (b) awards are settled in cash, such shares will not be deemed issued under the 2006 Plan.

Eligibility.    Awards other than incentive stock options generally may be granted to employees (including officers), directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can be granted only to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation.

No incentive stock options may be granted under the 2006 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. The aggregate fair market value of the shares of our common stock with respect to which incentive stock options granted under the 2006 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company) may not exceed $100,000. For purposes of this limitation, fair market value is determined as of the time of grant.

Code Section 162(m) Performance Goals.    We have designed the 2006 Plan to permit awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Administrator may set performance goals applicable to a participant with respect to an award. At the Administrator's discretion, one or more of the following performance goals or criteria may apply: annual revenue, cash use, cash position, earnings per share, gross margin, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return, all as determined in accordance with accounting principles generally accepted in the United States. The Administrator may use other performance goals or criteria for awards not intended to qualify as performance-based under Section 162(m) of the Code.

Options and Stock Appreciation Rights

The following is a description of the general terms of options and stock appreciation rights under the 2006 Plan. Individual grants may have terms that differ from those described below.

Exercise Price; Payment.    The exercise price of incentive stock options under the 2006 Plan may not be less than the fair market value of the shares subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options and stock appreciation rights may not be less than the fair market value of the stock subject to the award on the date of the option grant. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may consist of (i) cash; (ii) check; (iii) promissory note; (iv) other shares of our common stock held by the participant (including by means of net exercise) having a fair market value not less than the exercise price; (v) any other form of legal consideration acceptable to the Board; or (vi) any combination of the above.

No Repricing.    The 2006 Plan does not allow the Company to lower the exercise price of options or stock appreciation rights or to exchange options or stock appreciation rights for awards with a lower exercise price without further stockholder approval.

Exercise.    Options and stock appreciation rights granted under the 2006 Plan may vest and become exercisable in cumulative increments as determined by the Administrator provided that the participant's employment or service as a director or consultant to the Company or certain related entities or designated affiliates continues from the date of grant until the applicable vesting date. Shares covered by awards granted under the 2006 Plan may be subject to different vesting terms. The Administrator has the power to accelerate the time during which an award may be exercised.

Payment of Stock Appreciation Right Amount.    Upon exercise of a stock appreciation right, the holder of the stock appreciation right shall be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price and (ii) the number of shares for which the stock appreciation right is exercised. Payment to the holder of a stock appreciation right will only be made in shares of our common stock.

Term.    The maximum term of options and stock appreciation rights under the 2006 Plan is ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years. The 2006 Plan provides for earlier termination of an award due to the participant's cessation of service.

Code Section 162(m) Share Limits.    In order to permit awards to qualify as "performance based compensation" under Section 162(m) of the Code, no employee may be granted more than 250,000 shares in any fiscal year of the Company, except that up to 500,000 shares may be granted in the participant's first fiscal year of service.

Option or Stock Appreciation Right Award Agreement.    Each option and stock appreciation right grant shall be evidenced by an agreement that specifies any other terms and conditions the Administrator determines in its sole discretion.

Restricted Stock

Subject to the terms and conditions of the 2006 Plan, restricted stock may be granted to participants at any time, and from time to time, at the discretion of the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. However, no participant shall be granted a restricted stock award covering more than 250,000 shares in any of our fiscal years, except that up to 500,000 shares may be granted on the participant's first fiscal year of service. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.

Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator determines; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than ten (10) years following the date of grant.

Restricted Stock Units

Subject to the terms and conditions of the 2006 Plan, the Administrator may grant restricted stock units that represent a right to receive shares of our common stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to the company. The Administrator may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. However, no participant shall be granted a restricted stock unit award covering more than 250,000 shares in any of our fiscal years, except that up to 500,000 shares may be granted on the participant's first fiscal year of service. Unless otherwise provided by the Administrator, a participant will forfeit any restricted stock units that have not vested prior to the participant's termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Administrator may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Each restricted stock unit award shall be evidenced by an agreement that shall specify any other terms and conditions the Administrator determines.

Performance Shares

Subject to the terms and conditions of the 2006 Plan, performance shares may be granted to participants at any time, and from time to time, as determined at the discretion of the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares of our common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component. Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine. However, no participant shall be granted a performance share award covering more than 250,000 shares in any of our fiscal years, except that up to 500,000 shares may be granted on the participant's first fiscal year of service.

Performance Units

Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date. The shares available for issuance under the 2006 Plan shall not be diminished as a result of the settlement of a performance unit. Each performance unit award shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Administrator. However, no participant shall be granted a performance unit award covering more than $250,000 in any of our fiscal years, except that a newly hired participant may receive a performance unit award covering up to $500,000.

Dividend Equivalents

Dividend equivalents may be credited in respect of shares of common stock covered by an award granted under the 2006 Plan, as determined by the Administrator. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional shares of common stock in such manner as determined by the Administrator. Any additional shares covered by an award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying award agreement to which they relate.

Effect of Certain Corporate Events

Adjustment Upon Changes in Capitalization.    In the event our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 2006 Plan, the individual fiscal year limits applicable to restricted stock, performance share awards, stock appreciation rights and options, the number and class of shares of stock subject to any award outstanding under the 2006 Plan, and the exercise price of any such outstanding option or stock appreciation right or other award. Any such adjustment shall be made by the Administrator, whose determination shall be conclusive.

Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator in its discretion may provide for a participant to have the right to exercise his or her option or stock appreciation right until ten (10) days prior to such transaction, including shares as to which the award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any award shall lapse in full, and that any award vesting shall accelerate in full, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an award will terminate immediately prior to the consummation of such proposed action.

Merger or Asset Sale.    In the event of a merger or asset sale, the successor corporation (or its parent or subsidiary) will assume or substitute each outstanding award. If the successor corporation refuses to assume the awards or to substitute equivalent awards, such awards shall become 100% vested. In that event, the Administrator shall notify the participant that each award subject to exercise is fully exercisable for 30 days from the date of such notice, or such other longer period as is determined by the Administrator, and that the award terminates upon expiration of such period. With respect to options or stock appreciation rights granted to outside directors, each outstanding award held by such outside director shall become fully vested and exercisable in the event that the outside director is required to terminate his or her position at the request of the acquiring entity within 12 months following such merger or asset sale.

Duration, Amendment and Termination

The Board may amend or terminate the 2006 Plan at any time. If not earlier terminated, the 2006 Plan will expire on August 9, 2016.

The Board may also amend the 2006 Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the Company if the amendment would: (i) increase the number of shares reserved for options under the 2006 Plan; (ii) change the class of persons eligible to receive incentive stock options; or (iii) modify the 2006 Plan in any other way if such modification requires stockholder approval under applicable laws, regulations or rules.

Nontransferability of Awards

Awards granted under the 2006 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, a participant may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Federal Tax Information

Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for at least two years following the date the incentive stock option was granted and at least one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Stock Appreciation Rights.    Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date." The "determination date" is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Unit Awards.    A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date" (as defined above under "Restricted Stock"), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Potential Limitation on Company Deductions.    Code Section 162(m) denies a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance based compensation, provided that: (i) the option plan contains a per employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, (ii) the per employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of "outside directors" (as defined in Section 162(m)) and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

Other Tax Consequences.    The foregoing discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2006 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2006 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

New Plan Benefits

The grant of options under the 2006 Plan is discretionary and, as of the date of this Proxy Statement, no awards have been granted under the 2006 Plan and there has been no determination with respect to future awards under the 2006 Plan. Accordingly, the amount of any future discretionary awards is not determinable.

Awards to be Granted to Certain Individuals and Groups

The number of awards (if any) that an employee, consultant, or director may receive under the 2006 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Our executive officers and directors have an interest in this proposal because they are eligible to receive awards under the 2006 Plan. To date, stock options and restricted stock have been granted under existing Company equity plans. The following table sets forth for each of the Company's executive officers and directors (a) the total number of shares subject to options granted during the last fiscal year and (b) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted(1)	Average Per Share Exercise Price
Peter H. Jackson	37,500	$3.30

John J. Moss(2)	10,000	$3.30

Wendy A. Nieto	18,750	$3.30

Richard J. Northing	18,750	$3.30

Mark B. Hoffman(3)	750	$3.30

Brendan A. McLoughlin	750	$2.90

Raymond L. Ocampo Jr.	750	$2.90

Peter F. Pervere	750	$2.90

Bradley M. Shuster	750	$2.90

All executive officers, as a group (4 persons)	85,000	$3.30
All directors who are not executive officers, as a group (_ persons)	3,750	$2.90
All employees who are not executive officers, as a group	134,922	$3.63

  Adjusted for the Company's one-for-ten reverse stock split that took effect at the close of trading on September 26, 2005.
  Mr. Moss is the Company's former Senior Vice President and General Counsel. He left Intraware February 28, 2006.
  Mr. Hoffman is a former non-employee Director who resigned from the Company's Board effective May 22, 2006.

PROPOSAL NO.3

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO
REDUCE AUTHORIZED SHARES

The Board has adopted an amendment to our certificate of incorporation to reduce the number of shares of capital stock we are authorized to issue from 260,000,000 (250,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.0001 to 60,000,000 (50,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.0001. The amendment would change the second sentence of Article Four of the Company's Amended and Restated Certificate of Incorporation by replacing the number 260,000,000 with 60,000,000, and stating that of those 60,000,000 shares, 50,000,000 would consist of common stock and 10,000,000 would consist of preferred stock.

We are a Delaware corporation and are required to pay annual franchise tax to the State of Delaware. The state of Delaware permits companies to calculate the amount of franchise tax owing based on one of two formulas, whichever results in the least amount of tax. The first formula is based solely on the authorized shares outstanding. The second formula is based on a combination of authorized shares, shares outstanding, and total assets of the company. The current maximum amount of franchise tax payable in Delaware is $165,000.

Under our current certificate of incorporation, our tax due for 2006 under either calculation is $151,842, net an existing credit of $13,158.  If our certificate of incorporation had been amended on January 1, 2006 to reflect the authorized shares proposed under this proposal, we would have saved approximately $125,750 in Delaware franchise taxes for the year ended December 31, 2006. If the amendment is approved as of the October 10, 2006 annual meeting date, our expected pro-rated savings for 2006 will be approximately $28,000, and our expected savings for the next tax year will be approximately $125,000. We cannot assure you that this level of savings will be realized in the future because the State of Delaware may change the methods for calculating franchise tax. Similarly, our assets or shares outstanding may change in such a manner as to reduce or eliminate this anticipated savings.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of our outstanding shares of common stock and voting preferred stock is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO REDUCE THE AUTHORIZED SHARES.

OTHER BUSINESS

The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, either of Messrs. Jackson and Warenski will vote, or otherwise act, any proxies held by them in accordance with their judgment on such matters.

 BOARD OF DIRECTORS

The Board of Directors is currently composed of five members. Four of them - Brendan A. McLoughlin, Raymond L. Ocampo Jr., Peter F. Pervere and Bradley M. Shuster - are deemed to be independent directors under applicable Nasdaq rules. Two directors, Messrs. McLoughlin and Ocampo are nominees for re-election this year. The remaining three directors will continue to serve the terms described below.

Our directors serve staggered terms. This is accomplished as follows:

     the board of directors is divided into three classes;
     the classes are as nearly equal in number as possible;
     the term of each class begins on a staggered schedule; and
     each director serves a three-year term.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two named nominees, both of whom are currently directors of Intraware. In the event that any nominee of Intraware is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. The term of office of each person elected as a director will continue until the 2009 annual meeting of stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. We do not expect any nominee will be unable or unwilling to serve as a director.

Information on the Nominees and Other Directors

Below is information on the nominees for Class II director and on the directors whose terms continue after this year's Annual Meeting. This information is current as of August 21, 2006.

Class II Director Nominees For Terms Expiring in 2009

Name	Age	Position
Brendan A. McLoughlin	67	Director
Raymond L. Ocampo Jr.	53	Director

Brendan A. McLoughlin has served as a member of our Board of Directors since July 2002. He is a member of the Audit Committee, the Nominating and Corporate Governance Committee and the Special Litigation Committee, and is the Chairman of the Compensation Committee. From September 1998 to April 2001, Mr. McLoughlin served as Senior Vice President of Sales at Navigation Technologies Corporation, a database software company. From August 1997 to June 1998 he served as Senior Vice President of Sales for Fujitsu Personal Computer Company, and from September 1996 to July 1997 he served as Senior Vice President of World-Wide Sales at Vision Tek Corporation, a 3D graphic accelerator company. From May 1993 to August 1996, he served as Senior Vice President of World-Wide Sales at Dataflex Corporation, a value-added reseller of computer hardware and services. From 1983 to 1993, Mr. McLoughlin held various management positions at Compaq Computer Corporation, including Vice President of North American Corporate Sales. From 1968 to 1983, he held various positions at IBM Corporation. Mr. McLoughlin holds a B.A. in Business Administration from Belmont Abbey College and has completed executive management courses at Harvard University Business School and the University of Pennsylvania Wharton School of Business.

Raymond L. Ocampo Jr. has served as a member of our Board of Directors since November 2003. He is a member of the Compensation Committee, and is the Chairman of the Nominating and Corporate Governance Committee and of the Special Litigation Committee. He has been a member of the board of directors of the Berkeley Center for Law & Technology since January 2000 and served as Executive Director from August 1997 through December 1999. Since April 2004 Mr. Ocampo has been President and Chief Executive Officer of Samurai Surfer LLC, a consulting and investment company. Mr. Ocampo was Senior Vice President, General Counsel and Secretary at Oracle Corporation from September 1990 until his retirement in November 1996. He held other senior positions in Oracle's Legal Department between July 1986 and September 1990. Mr. Ocampo is a member of the board of directors of CytoGenix, Inc., Keynote Systems, Inc., The PMI Group, Inc. and VitalStream Holdings, Inc.. He holds a B.A. from the University of California, Los Angeles and a J.D. from Boalt Hall School of Law at the University of California, Berkeley.

Incumbent Class I Directors Whose Terms Expire in 2008

Name	Age	Position
Peter F. Pervere	59	Lead Independent Director
Bradley M. Shuster	51	Director

Peter F. Pervere has served as a member of our Board of Directors since March 2003 and as Lead Independent Director since June 2006. He also is the Chairman of the Audit Committee and a member of the Compensation Committee. From April 1997 until February 2000, Mr. Pervere served as Vice President and Chief Financial Officer and from February 2000 to May 2002 he served as Senior Vice President and Chief Financial Officer of Commerce One, Inc., an e-commerce procurement and supplier-management solutions company. From 1987 to April 1997, Mr. Pervere was at Sybase, Inc., a database software company, serving as Vice President and Corporate Controller from 1991 to 1997. Prior to joining Sybase, Mr. Pervere served for five years on the auditing staff, including three years as an audit manager, at the accounting firm of Ernst & Young LLP. Mr. Pervere holds a B.A. degree in History from Stanford University.

Bradley M. Shuster has served as a member of our Board of Directors since May 2004. He is a member of the Audit Committee. Since January 1, 2003, Mr. Shuster has served as President, International and Strategic Investments of The PMI Group and President and Chief Executive Officer of PMI Capital Corporation. From February 1999 to December 2002, he served as Executive Vice President Corporate Development of The PMI Group and PMI Mortgage Insurance Co. From 1995 to February 1999, he served as Senior Vice President, Treasurer and Chief Investment Officer of the PMI Group and PMI Mortgage Insurance Co. Prior to joining PMI, he was an audit partner with the accounting firm of Deloitte & Touche LLP, where he was employed from January 1978 to July 1995. Mr. Shuster holds a B.S. degree from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles.

Incumbent Class III Directors Whose Terms Expire in 2007

Name	Age	Position
Peter H. Jackson	48	Chairman, Chief Executive Officer and President

Peter H. Jackson co-founded Intraware in August 1996 as President, Chief Executive Officer and a member of the Board of Directors.  While continuing as a member of the Board of Directors, he assumed the title of Chief Executive Officer in December 2000, President and Chief Executive Officer in September 2002, and Chairman, Chief Executive Officer and President in November 2003.  Prior to joining Intraware, he served as founder and President of Granite Computer Products, Inc., a corporate computer hardware reseller and services provider; President and Chief Operating Officer of Dataflex Corporation, a value-added reseller of computer hardware and services; and Vice President of Vanstar Corporation, a computer hardware and services company.  Mr. Jackson holds an A.B. in History from the University of California, Berkeley.

Board of Directors and Corporate Governance

Corporate governance is typically defined as the system that allocates duties and authority among a company's stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company's governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the Company's day-to-day operations.

Independent Directors

Each of our directors other than Mr. Jackson qualifies as "independent" under the listing requirements of The Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. Further, required by the Nasdaq rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. In addition, the Board of Directors appointed Mr. Pervere as its Lead Independent Director in June 2006.

In addition, each member of our Audit Committee qualifies as "independent" under special standards established by the SEC for members of audit committees, and the Audit Committee includes at least one member who is determined by the Board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules. Peter F. Pervere is the independent director who our Board has determined to be qualified as an audit committee financial expert. This designation is based on Mr. Pervere's experience in and understanding of accounting and auditing matters, in accordance with SEC rules. It does not impose any greater duties, obligations or liability on Mr. Pervere than are generally imposed on him as a member of the Audit Committee and of the Board of Directors, and his designation as an "audit committee financial expert" for purposes of the SEC rules does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Board Responsibilities and Structure

The primary responsibilities of the Board of Directors are oversight, counseling and direction to our management in the long-term interests of Intraware and its stockholders. The Board's detailed responsibilities include: (a) selecting the Chief Executive Officer and other senior executives, and, through the Compensation Committee, regularly evaluating their performance and approving their compensation; (b) reviewing and, where appropriate, approving Intraware's major financial objectives, strategic and operating plans, and actions; (c) overseeing the conduct of Intraware's business to evaluate whether the business is being properly managed; and (d) through the Audit Committee and Nominating and Corporate Governance Committee, overseeing the processes for maintaining the integrity of Intraware's financial statements and other public disclosures, and compliance with laws and ethics. Our Chief Executive Officer, working with our other executive officers, has the authority and responsibility for managing our business in a manner consistent with our corporate standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board regarding extraordinary actions to be undertaken by Intraware.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present. The Board has delegated various responsibilities and authority to different Board committees, as generally described below. Directors have access to all Intraware employees outside of Board meetings.

Board Committees and Charters

The Board currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance committees. The Board also currently has a temporary Special Litigation Committee, whose members are appointed by the Board. Each member of the Audit, Compensation, Nominating and Corporate Governance, and Special Litigation committees is an independent director in accordance with the Nasdaq standards described above. Each of the standing Board committees has a written charter approved by the Board. Copies of the committee charters are posted on our web site at "http://www.intraware.com/company/corp_governance/index.html."

The table below describes the Board's committees and the current membership of those committees. The Board may establish other committees as it deems appropriate.

Name of Committee and Members	No. of Meetings Held in 2006 Fiscal Year	Functions of the Committee
Audit Peter F. Pervere, Chairman Brendan A. McLoughlin Bradley M. Shuster	7

The Audit Committee's primary functions are to provide oversight and monitoring of our management and the independent registered public accounting firm, and their activities with respect to our financial reporting process.

Compensation Brendan A. McLoughlin, Chairman Raymond L. Ocampo Jr. Peter F. Pervere	7

The Compensation Committee determines the compensation of our executive officers, administers our employee stock option plans, and reviews and approves compensation philosophy and programs for annual and long-term executive compensation.

Nominating and Governance Raymond L. Ocampo Jr., Chairman Brendan A. McLoughlin	1

The Nominating and Governance Committee evaluates, proposes and approves nominees for election or appointment to the Board and evaluates the composition, organization and governance of the Board and its committees.

Special Litigation Committee Raymond L. Ocampo Jr., Chairman Brendan A. McLoughlin	0

The Special Litigation Committee is a temporary committee of the Board consisting solely of independent directors who are not defendants in the securities class action litigation pending against Intraware. The purpose of the committee is to decide whether and on what terms we should enter into agreements to settle that litigation.

Attendance at Meetings

All directors are expected to attend each meeting of the Board and the committees on which they serve, and are strongly encouraged to attend the annual meetings of stockholders. Three of our directors attended last year's annual meeting of shareholders. Non-employee directors receive per-meeting fees for Board and committee meetings only if they attend the meetings in person or via teleconference (see "Director Compensation" below). The Board held eleven meetings during our last fiscal year, which ended February 28, 2006. Each director attended at least 80 percent of the aggregate of (a) all Board meetings held during the period that person was a director and (b) all meetings of Board committees on which that person served which were held during the period he served. The Board does not have a formal policy that seeks to limit the number of outside directorships held by a director, but the Board's guideline of attendance at all meetings reflects the Board's expectation that each director will meet his or her commitments to the position.

Director Compensation

Our non-employee directors receive the following cash compensation:

     For Board membership:

  ·  The Chairman receives an annual retainer of $7,500 if he or she is a non-employee director;
  ·  The Lead Independent Director will receive an annual retainer of $7,500 beginning in fiscal year 2008;
  ·  Each other non-employee director receives an annual retainer of $5,000.
  ·  Each non-employee director receives a $500 fee per Board meeting attended, up to a maximum of $4,000 in total Board meeting fees per fiscal year.
     For Audit Committee membership:

  ·  The Chairman receives an annual retainer of $6,000.
  ·  Each other Committee member receives an annual retainer of $4,000.
  ·  Each Committee member receives a $500 fee per Committee meeting attended, up to a maximum of $3,000 in total Audit Committee meeting fees per fiscal year.
     For membership on each other standing Board committee (excluding special or temporary committees):

  ·  The chairman receives an annual retainer of $4,500.
  ·  Each other committee member receives an annual retainer of $3,000.
  ·  Each committee member receives a $500 fee per committee meeting attended, up to a maximum of $2,000 in total committee meeting fees per fiscal year.

In addition, we reimburse non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Non-employee directors also receive automatic, nondiscretionary stock option grants at the time they become directors and annually thereafter, under our 1998 Director Option Plan. Under this plan-and following our one-for-ten reverse stock split in September 2005-a director receives an option grant for 1,500 shares on the date of election to the Board, and receives an option grant for 750 shares each year thereafter on the date of the annual meeting of stockholders if the director has served on the Board for six months before the annual meeting. The initial grant vests over four years, 12.5 percent of the shares vesting six months after the grant date and the balance vesting monthly in equal installments thereafter. Each subsequent grant vests over two years, 25 percent of the shares vesting six months after the grant date and the balance vesting monthly in equal installments thereafter. The exercise price of each grant is the fair market value of the stock on the date of the grant. A copy of this plan is attached as an exhibit to our Registration Statement on Form S-8 filed with the SEC on January 18, 2001.

Messrs. McLoughlin, Ocampo, Pervere and Shuster each received a split-adjusted option grant for 750 shares on our annual meeting date in September 2005.

Our employee directors receive no compensation for their service as directors. Compensation received by Mr. Jackson for his services as Chairman, Chief Executive Officer and President is described below under "Executive Compensation" and under "Report of the Compensation Committee of the Board of Directors: Fiscal Year 2006 Executive Officer Compensation Program."

We currently are benchmarking the compensation of our independent directors against other similarly situated public companies, and anticipate increasing the cash and/or stock compensation we pay them in order to bring our director compensation to a more competitive level. In addition, assuming the 2006 Equity Incentive Plan is approved by shareholders at our upcoming annual meeting, we plan to begin making annual stock grants to board members from the 2006 Plan in addition to, or in lieu of, annual grants from our 1998 Director Plan. Those awards may include stock option grants, but also may include grants of restricted stock or other forms of equity awards allowed under the 2006 Plan.

Director Nomination Process

Our process for nominating directors is governed by the Charter for the Nominating and Corporate Governance Committee. That charter is posted on our corporate website at

http://www.intraware.com/pdf/company/corp_governance/nominating_corp_gov_comm_charter_7-9-03.pdf and is also attached to our 2003 Proxy Statement filed with the SEC on July 11, 2003. All of the members of our Nominating and Corporate Governance Committee are independent in accordance with Nasdaq Stock Market rules.

The Charter for the Nominating and Corporate Governance Committee provides that, as part of the Committee's consideration of qualified candidates for nomination as directors, it shall evaluate stockholder nominees where applicable. In accordance with the Charter, the Committee will nominate only those candidates, including candidates recommended by stockholders, who:

     have the highest personal and professional integrity,
     have strong business experience,
     have demonstrated exceptional ability and judgment, and
     can be most effective, in conjunction with the members of and other nominees to the Board, in collectively serving the long-term interests of our stockholders.

The Committee will also consider the then-current makeup of the Board and its committees and whether the background and expertise of the candidate complement, or address any gaps perceived by the Committee in, those of the other directors and nominees.

The Committee identifies potential Board candidates using a variety of channels, including current and former business associates, Intraware stockholders, executives and directors in related industries, and relevant publications. The Committee will typically evaluate candidates by reviewing their resumes and biographical materials, analyzing the companies or organizations where the candidates have worked and the performance of those companies or organizations during the candidates' tenure, interviewing the candidates, and consulting with people who know and have worked with the candidates. The manner in which the Committee evaluates candidates is the same for candidates recommended by stockholders as for other candidates.

Stockholders may submit recommendations to the Committee for Board nominees by sending those recommendations to:

Nominating and Corporate Governance Committee
c/o Corporate Secretary
Intraware, Inc.
25 Orinda Way
Orinda, CA 94563

Our Corporate Secretary will promptly forward any such submissions to the Committee members for consideration. Submissions should include the candidate's name, a resume or other summary of the candidate's relevant experience and credentials, and contact information for the candidate and the stockholder submitting the recommendation. If the stockholder wishes that the Committee consider naming a candidate as a nominee for the Board in the proxy statement for our 2007 annual meeting, the stockholder should submit the recommendation by the deadline described under "Other Matters:  Deadline for Submission of Proposals for 2007 Annual Meeting" below.

Stockholder Communication with Board Members

Stockholders may send communications to our directors by addressing the communications to:

[Name of director]
c/o Corporate Secretary
Intraware, Inc.
25 Orinda Way
Orinda, CA 94563

Stockholders may also send communications to directors electronically by using the web form on our Investor Relations website at http://www.intraware.com/company/investors/comments.html, and specifying in the communication the name of the director to whom it is to be forwarded. All such stockholder communications received by Intraware, that are sent or transmitted in the sender's capacity as a stockholder, will be promptly forwarded directly to the directors to whom they are addressed.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Guidelines are posted on the company's web site at "http://www.intraware.com/company/corp_governance/index.html." Key provisions of the Guidelines include the following:

     The Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management as directors.

     Independent directors will meet on a regular basis apart from other directors and management representatives.

     Board compensation should be a mix of cash and equity-based compensation. Management directors will not be paid for Board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other fees from Intraware in addition to their Board compensation. To the extent practicable, independent directors who are affiliated with our service providers will undertake to ensure that their compensation from those providers does not include amounts connected to payments by Intraware.

     Directors must at all times comply with our Code of Ethics. This obligation includes adherence to our policies with respect to conflicts of interest, confidentiality, protection of Intraware's assets, ethical conduct in business dealings, and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Ethics with respect to any individual director or executive officer is reported to and subject to the approval of the Audit Committee or the full Board.

     The Audit, Compensation, and Nominating and Corporate Governance committees must consist entirely of independent directors.

     The annual cycle of agenda items for Board meetings is expected to evolve to reflect Board priorities and changing business and legal issues. The Board will have regularly scheduled presentations from our Finance, Sales and Marketing and Product Management departments, and our other major business segments and operations. The Board's annual agenda will include, among other items, our long-term strategic plan and budget matters.

     The Board will have direct access to all Intraware employees.

     Directors and officers are encouraged to be stockholders of Intraware through their participation in the company's stock option or employee stock participation plans. Directors and officers may not invest in derivatives of Intraware securities, e.g., puts and calls on Intraware securities (with limited exceptions) or enter into any "short sales" or "short positions" with respect to Intraware securities. A short position is one in which the person will profit if the market price of our securities either remains the same or decreases. We consider any such investment by an Intraware director or officer to be inappropriate and contrary to the interests of Intraware and its stockholders.

Code of Ethics

The Board has also adopted a Code of Ethics that applies to all of our directors, officers, employees and contractors. The Audit Committee is responsible for overseeing the administration of this Code, which is posted on the company's web site at "http://www.intraware.com/investors/corporate_governance.php." The Code addresses the following key areas:

     Maintaining business ethics (including observance of key financial controls);

     Avoiding conflicts of interest;

     Special obligations concerning financial reporting;

     Compliance with laws, rules and regulations, including:

  ·  Insider trading rules;

  ·  The Foreign Corrupt Practices Act; and

  ·  Record maintenance and destruction of documents; and

  ·  Protection of confidential information.

Compensation Committee Interlocks and Insider Participation

The following members of our Board of Directors served on the Compensation Committee of the Board during our last fiscal year:  Brendan A. McLoughlin, Chairman; Raymond L. Ocampo Jr.; and Peter F. Pervere.  During our 2006 fiscal year and as of August 21, 2006, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

Role of the Compensation Committee

The Compensation Committee is responsible to the Board of Directors and stockholders for determining all compensation of Intraware's executive officers, periodically reviewing Intraware's general compensation policies and practices, and administering Intraware's stock option plans.  We operate under a written charter adopted by the Board of Directors.

Compensation Philosophy

In crafting executive compensation packages, we are guided by the following general principles:

1.     Performance:  A substantial portion of the total possible compensation should be dependent on the company's achievement of key corporate objectives and on the individual's contribution to that achievement.

2.     Competitiveness:  The total compensation package should be competitive with that offered by peer companies, in order to retain talented executives and motivate them to produce at a high level.

3.     Alignment with Stockholders' Interests:  A substantial portion of total compensation should be equity-based and should be structured to reward executives for long-term stock price appreciation.

4.     Fairness:  Compensation packages should be equitable across comparable levels of responsibility, and should be viewed as fair throughout and outside the company.

5.     Fiscal Discipline: Executive compensation packages should not, individually or in the aggregate, unduly burden the company financially or impair its ability to meet its financial goals.

We measure our executive compensation against the 50th percentile of executive compensation packages offered by our peer companies for similar positions.  Our target annual cash compensation levels for Intraware's executives are between 80 and 110 percent of that mid-point, or, stated another way, between the 40th and 55th percentiles, of annual cash compensation offered by peer companies.  We believe these target cash compensation levels represent a fair application of the above principles given Intraware's recent operating performance as well as other, non-compensation factors affecting retention and recruiting, such as Intraware's desirable location.  Nevertheless, generally maintaining below-average total cash compensation relative to peer companies increases our risk of being unable to retain key executives.  We try to mitigate this risk chiefly through stock option grants that provide long-term incentives.

Benchmarking

To help us evaluate the competitiveness and fairness of the company's executive compensation packages, we benchmark them against peer companies.  For fiscal 2006, we referenced a benchmarking analysis of Intraware employee compensation based on the Aon/Radford compensation benchmarking survey of technology companies in the San Francisco Bay Area with annual revenues between $10,000,000 and $40,000,000, with an emphasis on the Internet/e-commerce industry.  Based on this data, the target fiscal year 2006 annual cash compensation for Intraware's executives was set at approximately the 50th percentile of executive compensation packages offered by our peer companies for similar positions.  However, the actual cash compensation earned by the company's executives for fiscal 2006 fell below the 50th percentile of peer companies due to the decision to generally not pay bonuses to executive officers for the year under the executive bonus program.

Elements of Executive Compensation

1.     Base Salary.  We annually review and determine the base salaries of the Chief Executive Officer and other executive officers in accordance with the principles described above.  In particular, we take into account the results achieved by the executive, his or her future potential, the scope of his or her responsibilities and experience, competitive salary practices, internal parity, and the company's financial projections.

2.     Cash Incentives.  For Intraware's 2006 fiscal year, we used an incentive cash bonus program to motivate executives to achieve the company's performance objectives.  Those objectives were based on earnings/loss per share, revenues, operating profit/loss, cash used in operations, SubscribeNet service contract value, SubscribeNet service contract renewal rate, acquisition of new SubscribeNet service customers, and customer service levels.  All objectives were developed consistent with the company's fiscal 2006 strategic plan.  The target bonuses of eligible executives ranged between amounts equal to 30 and 50 percent of their base salaries.  During fiscal year 2006, our Chief Operating Officer was ineligible to receive a bonus because he was covered by a separate sales commission plan.  The company did not achieve most of the objectives on which the incentive bonuses depended and therefore did not pay bonuses under the general executive bonus program. Two of our executives earned other forms of bonuses during fiscal 2006. Specifically, our Chief Operating Officer earned a $10,000 retention bonus, and a $10,000 customer-retention bonus (earned in fiscal 2006 but paid in fiscal 2007), and our former Senior Vice President and General Counsel earned a bonus of $3,750 based on his completion of a project related to the company's preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In addition, our Chief Operating Officer-who was on a commission plan rather than an executive bonus plan during the 2006 fiscal year-earned approximately $33,000 in commissions.

3.     Equity-Based Incentives.  In fiscal year 2006, we granted to Intraware's executive officers stock options to purchase an aggregate of 85,000 shares under the 1996 Stock Option Plan (adjusted for our one-for-ten reverse split that took place in September 2005). As in the 2005 fiscal year, we determined that in view of the company's ongoing efforts to control costs and achieve positive cash flow and profitability, it was appropriate to weight stock option grants heavily, relative to cash compensation, in the executive compensation packages in fiscal 2006. We determined the number of options granted to executive officers in fiscal year 2006 primarily by evaluating each officer's respective scope of responsibility, individual performance, and existing stock and unvested option holdings, and the risk to the company that could flow from any resignation of that officer. The Committee believes these stock option grants more closely align the long-term interests of executive management with those of stockholders, and assist in the retention of key executives.

4.     Benefits.   In the 2006 fiscal year, we offered benefits to the company's executive officers that were substantially the same as those offered to all of Intraware's regular employees.  Intraware has a tax-qualified deferred compensation plan, known as the Intraware, Inc., 401(k) Plan, covering all of Intraware's eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary contributions, up to 15 percent of their annual compensation, subject to a statutory maximum. Intraware has not provided additional matching contributions under the 401(k) Plan. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by Intraware to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by Intraware, if any, will be deductible by Intraware when made.

Chairman, Chief Executive Officer and President's Compensation

The non-employee directors meet periodically in executive session and discuss the performance of the Chairman, Chief Executive Officer and President.  The Compensation Committee also evaluates his performance annually.

We did not approve any salary adjustment or bonus for Mr. Jackson in fiscal year 2006.

In fiscal 2006, we approved a long-term equity incentive award to Mr. Jackson consisting of an option grant for 37,000 shares (adjusted for our one-for-ten reverse split that took place in September 2005).  We determined the amount of this award after reviewing competitive market data, including reference to benchmarking data from Aon/Radford regarding technology companies in the San Francisco Bay Area, as well as Mr. Jackson's individual performance.

Internal Pay Equity

We reviewed compensation analyses and internal pay equity of the company's employees.  We believe that the comparative difference between Chief Executive Officer compensation and the compensation of the company's other executives has remained relatively constant or decreased. Over the past several years, Mr. Jackson's total compensation has been in the range of 1.5 to 2 times the compensation of the next highest paid executive officer.

Tax Law Limits on Executive Compensation and Policy on Deductibility of Compensation- Section 162(m) of the Internal Revenue Code of 1986, as amended.

We have considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the company's named executive officers, unless that compensation is performance-based. Since the cash compensation of each of the named executive officers is below the $1 million threshold and we believe that any options granted under the Intraware's 1996 Stock Option Plan will meet the requirements of being performance- based, we believe that Section 162(m) will not reduce the tax deduction available to Intraware. Intraware's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, we believe that our primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to Intraware's success. Consequently, we recognize that the loss of a tax deduction could be necessary in some circumstances.

Conclusion

We have considered all components of the Chief Executive Officer's and other executive officers' compensation, including salary, bonus, equity incentive compensation, perquisites, and change in control severance agreements. Based on this review, we find the Chief Executive Officer's and other executive officers' total compensation in the aggregate to be reasonable and not excessive.

All aspects of Intraware's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor Intraware's executive compensation on an ongoing basis to ensure it continues to support a performance-oriented environment and remains properly integrated with Intraware's annual and long-term strategic objectives.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Brendan A. McLoughlin, Chairman Raymond L. Ocampo Jr. Peter F. Pervere

EXECUTIVE OFFICERS

In addition to Mr. Jackson, the following persons were executive officers of Intraware as of August 21, 2006:

Name	Age	Position
Wendy A. Nieto	41	Executive Vice President and Chief Financial Officer
Richard J. Northing	41	Executive Vice President and Chief Operating Officer
Paul D. Warenski	42	Senior Vice President, General Counsel and Secretary

Wendy A. Nieto joined us in April of 2000 as Controller. She became Vice President of Finance in August 2001, Chief Financial Officer and Senior Vice President of Finance in April 2002, Chief Financial Officer and Executive Vice President of Technology and Operations in August 2003, and Executive Vice President and Chief Financial Officer in March 2005. Prior to joining Intraware, she was Director of Finance at Chiron Corporation, a biotechnology company. A Certified Public Accountant, Mrs. Nieto was also employed by various accounting firms. Mrs. Nieto holds a B.S. from California State University, Hayward and an M.B.A. from St. Mary's University.

Richard J. Northing joined us as Project Manager in May 1999. He became Director of Project Management in October 1999, Senior Director of Project Management in May 2000, Vice President of Technology and Operations in March 2001, Senior Vice President of Technology and Operations in February 2005, and Executive Vice President and Chief Operating Officer in March 2005.  Prior to joining Intraware, he held senior consulting positions at Accenture and at Electronic Data Systems Corporation. Dr. Northing holds a B.Sc. from the University of Liverpool, U.K., and a D.Phil from Oxford University, U.K.

Paul D. Warenski joined us as Senior Vice President, General Counsel, and Secretary in March 2006. Before joining Intraware, he served as Senior Vice President, General Counsel, and Secretary of Commerce One, Inc., which filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code in October 2004. Mr. Warenski continues to serve as the Responsible Person for Commerce One in its bankruptcy proceeding. Prior to becoming General Counsel of Commerce One in September 2004, Mr. Warenski served at Commerce One as Associate General Counsel and Senior Counsel, beginning in February 2001. Mr. Warenski also was an associate, and later a partner, at the law firm of Schachter, Kristoff, Orenstein and Berkowitz in San Francisco, from 1996 to 2000. Mr. Warenski holds a J.D., cum laude, from the University of California, Hastings College of the Law, an M.Sc. from the London School of Economics and Political Science, and B.S. degrees from the University of Utah.

Summary Compensation Table

The following table shows for the fiscal years ended February 28, 2006, February 28, 2005, and February 29, 2004 the compensation of our Chief Executive Officer, our four other most highly compensated officers for the most recent fiscal year, and up to two other individuals who would have been among the four most highly compensated if they had been officers as of February 28, 2006.

								Long-term
								Compensation
								Awards
		Annual Compensation						Securities
						Other Annual		Underlying
Name and Principal Position	Year	Salary		Bonus		Compensation		Options (#)(7)
Peter H. Jackson	2006	$300,496		$—				$37,500
Chairman, Chief Executive Officer, and President	2005	$300,200		$—		$—		50,000
	2004	$300,400		$—		$—		175,000

Richard J. Northing	2006	$233,035	(1)	$27,500	(2)			$18,750
Executive Vice President and	2005	$170,000		$15,500	(3)	$—		25,000
Chief Operating Officer	2004	$165,000		$200		$—		9,500

Wendy A. Nieto	2006	$192,862		$—				$18,750
Executive Vice President and	2005	$180,000		$—		$—		25,000
Chief Financial Officer	2004	$150,000		$1,147		$—		25,000

John J. Moss	2006	$179,879		$3,750				$10,000
Former Senior Vice President and General	2005	$170,000		$11,250	(5)	$—		18,500
Counsel (4)	2004	$156,000		$1,147		$—		9,500

Justin M. Benson	2006	$247,724	(1)	$—		$3,913	(6)	20,000
Vice President of Sales and	2005	$262,296	(1)	$—		$4,422		6,000
Marketing	2004	$146,364	(1)	$—		$—		16,000

(1)   Includes sales commissions.

(2)   Includes $10,000 in bonus earned in fiscal year 2006 and paid in fiscal year 2007.

(3)   Includes $7,500 in bonus earned in fiscal year 2005 and paid in fiscal year 2006.

(4)   Mr. Moss left Intraware February 28, 2006.

(5)   Includes $11,250 in bonus earned in fiscal year 2005 and paid in fiscal year 2006.

(6)   Represents relocation expenses paid to Mr. Benson in May 2005.

(7)   Effective upon the close of business September 26, 2005, we effected a one-for-ten reverse stock split. These numbers are adjusted to reflect the reverse stock split.

Options Granted During the Last Fiscal Year

The following table sets forth information regarding stock options granted during our last fiscal year, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5 percent and 10 percent compounded annually, for the people named in the Summary Compensation Table above. These assumed rates of appreciation comply with applicable SEC rules and do not represent or estimate our future stock price. Actual gains, if any, on stock option exercises will depend on the future prices of our common stock.

			Individual Grants
	Underlying Number of Securities Underlying Options		Percentage of Total Shares Granted to Employees in Last Fiscal Year	Exercise Price	Expiration	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Granted (#)			($/share)	Date	5%	10%
Peter H. Jackson	37,500	(3)	35.72%	$3.30	7/29/2010	$34,189	$75,549

Justin M. Benson	1,489	(1)	1.42%	$4.20	5/4/2015	$3,933	$9,967
	2,000	(2)	1.91%	$4.20	5/4/2015	$5,283	$13,387
	6,510	(1)	6.2%	$4.20	5/4/2015	$17,195	$43,576
	3,361	(3)	3.2%	$3.30	7/29/2010	$3,064	$6,771
	6,638	(3)	6.32%	$3.30	7/29/2010	$6,052	$13,373

John J. Moss	5,277	(3)(4)	5.03%	$3.30	7/29/2010	$4,811	$10,631
	4,722	(3)(4)	4.5%	$3.30	7/29/2010	$4,305	$9,513

Wendy A. Nieto	3,646	(3)	3.47%	$3.30	7/29/2010	$3,324	$7,346
	15,104	(3)	14.39%	$3.30	7/29/2010	$13,771	$30,430

Richard J. Northing	7,928	(3)	7.55%	$3.30	7/29/2010	$7,228	$15,972
	10,821	(3)	10.31%	$3.30	7/29/2010	$9,866	$21,801

  Option vests as to 25 percent of the shares one year after the grant date, and as to remaining shares ratably over the next 36 months.
  This was a performance-based option grant under which the option vests as to all shares May 4, 2009, subject to Mr. Benson continuing to be an employee or consultant on that date, unless Mr. Benson and the other sales team members achieved 100% of their sales targets, in which case they would have vested February 28, 2006. That goal was not met. Consequently, the option will vest as to all shares May 4, 2009, subject to Mr. Benson continuing to be an employee or consultant on that date.
  Option vests as to 1/6th of the shares six months after the grant date, and as to 1/36 of the shares each month thereafter.
  All of Mr. Moss' options were exercised or expired within ninety days of his departure in accordance with the 1996 Stock Plan under which they were granted.

 Aggregate Option Exercises During Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information regarding option exercises for the fiscal year ended February 28, 2006, and exercisable and unexercisable options held as of February 28, 2006, for the people named in the Summary Compensation Table. The "Value of Unexercised In-the-Money Options at

February 28, 2006" is based on a value of $6.30 per share (the closing price of our common stock on February 28, 2006, the last trading day of our fiscal year), less the per share exercise price of the option, multiplied by the number of shares issued upon exercise of the option.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at February 28, 2006(#)		Value Of Unexercised in the Money Options at February 28, 2006

Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter H. Jackson	0.00	$0.00	334,163	73,330	$64,479	$90,618
John J. Moss	0.00	$0.00	47,330	0	$5,001	$0
Wendy A. Nieto	0.00	$0.00	55,689	42,497	$9,378	$46,872
Richard J. Northing	0.00	$0.00	28,888	37,435	$9,378	$46,869
Justin M. Benson	0.00	$0.00	25,789	26,073	$12,351	$38,644

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Change of Control

We have entered into change of control severance agreements with each of our executive officers. The agreements provide that if there is a change of control of Intraware, and the executive officer is terminated without cause within twelve months following the change of control or the announcement of such change of control, Intraware will provide to the terminated executive officer:

     a cash payment equal to a percentage of his or her annual salary, plus a pro rata portion of his or her annual target bonus, as described in more detail below for each executive;
     100 percent of his or her health, dental and life insurance, including benefits paid to any dependents (collectively "benefits"), through the earlier of a specified time from the date of his or her termination, or the date he or she first becomes covered by another employer's group health, dental or life insurance plans providing comparable benefits and coverage; and
     full vesting of all unvested stock options.

For changes in control that meet the above criteria, our executive officers would receive the following under their respective agreements:

  Mr. Jackson would receive 100% of his annual salary and bonus target, along with up to twelve months' benefits;
  Dr. Northing would receive 50% of his annual salary, 50% of his annualized commissions based on commissions paid to him for the prior six months, and 50% of any annual target bonus. Dr. Northing also would receive up to six months' paid benefits;
  Ms. Nieto would receive 50% of her annual salary and bonus target, and up to six months' benefits; and
  Mr. Warenski would receive 100% of his annual salary and bonus target, along with up to twelve months' benefits, if the change of control takes place or is announced before March 6, 2007 (the first anniversary of his employment date). If the change of control is announced and takes place after March 6, 2007, then he will receive 50% of his annual salary and bonus target, and up to six months' benefits.

Severance Agreement

We also have entered into a severance agreement with Dr. Northing. If Dr. Northing's employment as Chief Operating Officer is involuntarily terminated without cause, he will receive a cash payment equal to 50% of his annual salary plus a pro rata portion of any annual target bonus; and
  100% of his health, dental and life insurance, including benefits paid to any dependents, through the earlier of six months from the date of his termination or the date he first becomes covered by another employer's group health, dental or life insurance plans providing comparable benefits and coverage.

The definitions of "involuntary termination" and "cause" are the same as in the Change of Control Severance Agreement dated May 5, 2004, between Intraware and Dr. Northing, which is in our standard form of Change of Control Severance Agreement attached to our Quarterly Report on Form 10-Q for the quarter ended May 31, 2001, filed with the SEC on July 13, 2001. Dr. Northing will not receive the above benefits if he becomes eligible for benefits under his Change of Control Severance Agreement.

SHARE OWNERSHIP OF MANAGEMENT,
DIRECTORS AND FIVE PERCENT STOCKHOLDERS OF INTRAWARE

Security Ownership of Certain Beneficial Owners

The table below contains information about beneficial ownership of our common stock, our Series A Preferred Stock, and our Series B Preferred Stock as of August 21, 2006 (except as otherwise noted) by each person or entity who is known by us to own beneficially more than 5% percent of that class of our stock. This table is based on information provided to us or filed with the SEC by these stockholders. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned. Applicable percentage ownership in the following table is based on 6,130,696 shares of our common stock outstanding as of August 21, 2006, and-on an as-converted basis-all shares of our outstanding Series A Preferred Stock (which is convertible into the same number of shares of our common stock) and Series B Preferred Stock (which is convertible into 1 million shares of common stock). The combined total of the 6,130,696 outstanding common shares and the preferred shares, on an as-converted basis, equals 7,158,320.

Title of Class	Name and Address		Number of Shares Beneficially Owned	Percent of outstanding common and preferred stock (on an as-converted basis)

Common	Passport Capital, LLC 402 Jackson Street, San Francisco, CA 94111	(1)	569,075	7.7%

Common	Crosslink Capital, Inc	(2)	907,146	12.2

Common	Zomax Incorporated 5353 Nathan Lane, Plymouth, MN 55442	(3)	309,756	4.2

Series A Preferred	Drysdale Partners c/o Drysdale Enterprises, 177 Bovet Road, Suite 600, San Mateo, CA 94402	(4)	27,624	0.4

Series B Preferred	Digital River 9625 West 76th Street, Suite 150 Eden Prairie, MN 55344	(5)	1,000,000	13.5

___________

  The securities reported as beneficially owned by Passport Capital, LLC include securities also beneficially owned by the following affiliates of Passport Capital, LLC: Passport Holdings, LLC; Passport Management, LLC; Passport Master Fund, LP; Passport Master Fund II, LP; and John H. Burbank III, who is the sole managing member of Passport Capital, LLC.  The information herein regarding Mr. Burbank, Passport Capital, LLC, Passport Holdings, LLC, Passport Management, LLC, and Passport Master Fund, LP is based on a Form 4 filed by them and Passport Master Fund II, LP with the SEC on July 20, 2006.
  The securities reported as beneficially owned by Crosslink Capital, Inc. ("Crosslink") include securities also beneficially owned by the following affiliates of Crosslink (collectively, the "Crosslink Affiliates"): Crossover Fund III Management, L.L.C. ("Crossover III Management"); Crossover Fund IV Management, L.L.C. ("Crossover IV"); Delta Growth Management, Inc. ("Delta Growth"); Ten Mile Management, L.L.C. ("Ten Mile"); Michael J. Stark, Seymour F. Kaufman, Daniel John Dunn and Thomas Edward Bliska. The information herein regarding Crosslink is derived from a Form 4 filed by Crosslink with the SEC on July 5, 2006.
  The information herein regarding Zomax Incorporated is based on an amendment to Schedule 13D filed by Zomax Incorporated with the SEC on May 21, 2004.
  Includes 13,812 shares of Series A Preferred Stock held directly by Mr. Drysdale, and 13,812 shares of Series A Preferred Stock held by Drysdale Partners, of which Mr. Drysdale is a beneficial owner. Collectively these shareholders own 100% of our issued and outstanding Series A Preferred Stock.
  Digital River owns 100% of our issued and outstanding Series B Preferred Stock.

Security Ownership of Management and Directors

The table below contains information about beneficial ownership of our common and preferred stock. As of August 21, 2006, no officers or directors own any shares of our preferred stock. However, the figures below regarding the overall percentage of stock owned by the listed officers and directors include our Series A and Series B Preferred Stock on an as-converted basis. The table provides securities ownership information as of August 21, 2006 for (i) each of our directors, (ii) our Chief Executive Officer, our other four officers who were executives as of the end of our last fiscal year, and up to two other employees who would have been among the four most highly compensated executive officers had they been executive officers as of February 28, 2006, and (iii) all of our directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors and executive officers. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned.

Name(2)	Aggregate No. of Shares Beneficially Owned(1)(3)		Percent of Outstanding Common Stock	Percent of Outstanding Common and Preferred Stock (on as-converted basis)

Peter H. Jackson	443,448	(4)	7.2%	6.2%
Wendy A. Nieto	60,873	(5)	*	*
John J. Moss	829	(6)	*	*
Richard J. Northing	32,418	(7)	*	*
Justin M. Benson	29,907	(8)	*	*
Raymond L. Ocampo Jr.	10,422	(9)	*	*
Brendan A. McLoughlin	3,197	(10)	*	*
Peter F. Pervere	2,468	(11)	*	*
Bradley M. Shuster	1,530	(12)	*	*
All directors, officers, and named employees as a group (9 Persons)	585,092	(13)	9.6	8.2

___________

*          Less than one percent of the outstanding shares of the class or classes of stock.

(1) "Aggregate No. of Shares Beneficially Owned" is the aggregate number of shares of our common stock beneficially owned by the named director or officer or by the group.

(2)  The address for each beneficial owner is c/o Intraware, Inc., 25 Orinda Way, Orinda, CA 94563.

(3)   The nature of all beneficial ownership is direct except as otherwise indicated in a footnote.

(4)  Includes 97,730 shares of common stock held directly by Mr. Jackson and 344,684 shares of common stock issuable to Mr. Jackson upon exercise of stock options exercisable within 60 days of August 21, 2006. Also includes 210 shares of common stock held as custodian and 7 shares of common stock held as guardian by Mr. Jackson for Drew Jackson, 180 shares of common stock held as custodian and 20 shares of common stock held as guardian by Mr. Jackson for Connor Jackson, 300 shares of common stock held as custodian and 7 shares of common stock held as guardian by Mr. Jackson for Lindsey Jackson, and 270 shares of common stock held as custodian and 40 shares of common stock held as guardian by Mr. Jackson for Brett Jackson.

(5)       Includes 288 shares of common stock held by Mrs. Nieto, and 60,585 shares of common stock issuable to Mrs. Nieto upon exercise of stock options exercisable within 60 days of August 21, 2006.

(6)     Mr. Moss left Intraware on February 28, 2006. All of Mr. Moss' stock options were exercised or expired within ninety days of his departure in accordance with the 1996 Stock Plan under which they were granted.

(7)  Includes 666 shares of common stock held by Dr. Northing, and 31,752 shares of common stock issuable to Dr. Northing upon exercise of stock options exercisable within 60 days of August 21, 2006.

(8)  Includes 3500 shares of common stock held by Mr. Benson, and 26,407 shares of common stock issuable to Mr. Benson upon exercise of stock options exercisable within 60 days of August 21, 2006.

(9)  Includes 8,486 shares of common stock held by Mr. Ocampo, and 1,936 shares of common stock issuable to Mr. Ocampo upon exercise of stock options exercisable within 60 days of August 21, 2006.

(10)  Includes 42 shares of common stock held by Mr. McLoughlin, and 3,155 shares of common stock issuable to Mr. McLoughlin upon exercise of stock options exercisable within 60 days of August 21, 2006.

(11)  Includes 2,468 shares of common stock issuable to Mr. Pervere upon exercise of stock options exercisable within 60 days of August 21, 2006.

(12)    Includes 468 shares of common stock held by Mr. Shuster, and 1,062 shares of common stock issuable to Mr. Shuster upon exercise of stock options exercisable within 60 days of August 21, 2006.

(13)     Includes an aggregate of 112,009 shares of common stock held directly and 1,034 shares of common stock held indirectly by our directors, executive officers and named employees as of August 21, 2006. Also includes an aggregate of 472,049 shares of common stock issuable to our directors and officers upon exercise of stock options exercisable within 60 days of August 21, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 9, 2005 we entered into a Series B Preferred Stock Purchase Agreement with Digital River, Inc. ("Digital River"), under which Digital River purchased 1,000 shares of our Series B Convertible Preferred Stock for an aggregate purchase price of $6.0 million. On June 22, 2006, we executed a strategic alliance agreement with Digital River. Upon signing that agreement, Digital River became entitled to have our Board of Directors appoint or nominate, as applicable, a representative to a seat on our Board. The Board expects to appoint a Digital River representative at its next regularly scheduled meeting. Digital River will continue to have these rights so long as it owns ten percent or more of our outstanding common stock (on an as-converted to common stock basis).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our common stock to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the filings made by our officers, directors and 10% stockholders, we believe that all required Section 16(a) filings were made on a timely basis in the fiscal year ending February 28, 2006, with the following exceptions: 1) On January 31, 2006, our former director, Mark Hoffman filed two late Form 4 reports in relation to a private sale of our restricted stock; and 2) on March 1, 2006, a shareholder owning more than 10% of our common stock, Crosslink Capital, Inc. filed two late Form 4 reports in relation to the purchase of our common stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

Role of the Audit Committee

The purpose of the Audit Committee is to:

     Oversee Intraware's accounting and financial reporting processes and audits of Intraware's financial statements;

     Assist the Board in oversight and monitoring of (i) the integrity of Intraware's financial statements, (ii) Intraware's compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm's qualifications, independence and performance, and (iv) Intraware's internal accounting and financial controls;

     Provide to the Board the results of its monitoring and related recommendations; and

     Provide to the Board any additional information and materials as necessary to make the Board aware of significant financial matters that require its attention.

In fulfilling its responsibilities, the Committee did the following:

     Reviewed on a continuing basis the adequacy of Intraware's system of internal controls;

     Reviewed and discussed with management and the independent registered public accounting firm the annual audited financial statements prior to filing Intraware's Annual Report on Form 10-K with the SEC, and recommended to the Board whether the financial statements should be included in the Annual Report;

     Reviewed and discussed with management and the independent registered public accounting firm the quarterly unaudited financial statements of the company prior to its quarterly earnings press release and to the filing of its Quarterly Reports on Form 10-Q with the SEC;

     Discussed with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of Intraware's audited financial statements, and certain significant financial reporting issues and judgments made in connection with the preparation of Intraware's unaudited financial statements;

     Reviewed disclosures made to the Audit Committee by Intraware's Chief Executive Officer and Chief Financial Officer during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

     Reviewed before release the unaudited quarterly operating results in Intraware's quarterly earnings release;

     Oversaw and reviewed the disclosure controls and procedures designed and maintained by Intraware's Disclosure Committee;

     Appointed and oversaw the work and compensation of the independent registered public accounting firm; and

     Reviewed and provided guidance with respect to the external audit and Intraware's relationship with its independent registered public accounting firm.

Membership and Independence

The Committee has three members: its Chairman, Peter F. Pervere; Brendan A. McLoughlin; and Bradley M. Shuster.  All Committee members meet the following criteria:

     Each member is an independent director, as defined in (i) the rules of the SEC and (ii) NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rules 4200 and 4350(d);

     Each member is able to read and understand fundamental financial statements, in accordance with NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rule 4350(d); and

Mr. Pervere is an audit committee financial expert, as defined in (i) the rules of the SEC and (ii) NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rule 4350(d).

Meetings Held in Fiscal Year 2006

The Committee held seven meetings during fiscal year 2006. At each meeting the Committee met in a separate executive session alone and/or with Intraware's independent registered public accounting firm.

Role of Management and the Independent Registered Public Accounting Firm

Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion, based on its audits, as to the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

Re-assessment of Accounting Firm Relationship

PricewatehouseCoopers, LLP, currently serves as Intraware's independent registered public accounting firm. The Audit Committee has begun considering the potential selection of a new independent registered public accounting firm and instructed management to solicit proposals from several independent public accounting firms. Using a firm the size of PicewaterhouseCoopers may not appropriate going forward given our small size and limited resources. Having received proposals from and interviewed a number of competing accounting firms, the Committee is now evaluating whether a change in independent registered public accounting firms is in the best interests of Intraware and its stockholders and, if so, which new firm to select. For these reasons, Intraware is not seeking stockholder ratification of an independent registered public accounting firm this year.

The Committee's evaluation of whether to change its independent registered public accounting firm is not a result of any disagreement or dispute with PricewaterhouseCoopers regarding Intraware's financial statements or accounting practices.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees paid or accrued for services provided by PricewaterhouseCoopers, LLP, our independent registered public accounting firm, for each of our last two fiscal years:

	For the Year Ended
	February 28, 2006	February 28, 2005
Audit Fees (1)	$384,000	$329,000
Audit Related Fees (2)	30,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	$414,000	$329,000

___________

(1) "Audit Fees" consisted of fees billed by PricewaterhouseCoopers for the audit of our annual financial statements, for review of financial statements included in our Forms 10-Q, for review of our Forms S-3 and 8-K, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2) "Audit-Related Fees" consisted of fees billed by PricewaterhouseCoopers for research, consultation and advice regarding accounting treatment for corporate and commercial transactions in accordance with applicable financial accounting and reporting standards.

The Charter for the Audit Committee of our Board provides that the committee is responsible for pre-approving audit and non-audit services provided to Intraware by our independent registered public accounting firm, or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible. All audit and audit-related fees above were approved by the Audit Committee.

In February 2006, PricewaterhouseCoopers ("PwC") notified us that during fiscal 2006, one of its affiliates performed certain de minimis consulting services (legal services) for a subsidiary of ours in the United Kingdom, which may have been inconsistent with United States' auditor independence rules. The services were performed at no charge. PwC has advised the Company and the Audit Committee that the provision of these services did not affect PwC's objectivity and impartiality and that PwC remains independent of the Company.

Representatives of our then current independent registered public accounting firm will be present at our annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Intraware's Annual Report on Form 10-K for the year ended February 28, 2006, for filing with the SEC.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

Peter F. Pervere, Chairman
Brendan A. McLoughlin
Bradley M. Shuster

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return from February 29, 2000, through February 28, 2006, the end of our 2006 fiscal year, for our common stock, the Nasdaq Composite Index and the TSC Internet Sector Index.  The graph assumes that $100 was invested in our common stock and in the above indices at their respective closing prices on February 29, 2000.

OTHER MATTERS

Cost of Proxy Solicitation

We have hired Computershare Investor Services LLC, and Command Financial Press to assist in the copying and distribution of proxy materials at an aggregate cost of approximately $16,000, which includes printing and mailing of the proxy materials and our annual report to stockholders.  We have also hired the Altman Group to assist in soliciting proxies at a cost of approximately $5,500 plus reasonable and approved out-of-pocket expenses  Our employees, officers and directors may also solicit proxies, without additional compensation other than reimbursement of their expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the owners of our common stock.

Deadline for Submission of Proposals for 2007 Annual Meeting

If you wish to submit a proposal for possible inclusion in our 2007 proxy materials, we must receive your notice, in accordance with Securities and Exchange Commission ("SEC") rules, by May 10, 2007, or, if our 2007 annual meeting is more than 30 days earlier or later than the one-year anniversary of our 2006 annual meeting, a reasonable time before we begin to print and mail our proxy materials for our 2006 annual meeting. The proposal(s) should be mailed to our Secretary at our principal executive offices at 25 Orinda Way, Orinda, California 94563.

Under our bylaws, your stockholder proposals not included in our 2007 proxy materials and any nominations for director must be submitted to our Secretary, at the above address, between May 10, 2007 and June 9, 2007 in order to be considered timely for possible action by our stockholders at the 2007 annual meeting. However, if the date of the 2007 annual meeting is more than 30 days earlier or later than the one-year anniversary of the 2006 Annual Meeting, such proposals or nominations must be submitted by the later of (1) the 120th day before the 2007 annual meeting, or (2) the 10th day after the 2007 annual meeting date is first publicly announced.

Any such proposal or nomination you submit must contain:

     for each person you propose to nominate for election or reelection as a director,

  ·  all information about the person that would be required to be disclosed in solicitations of proxies for the election of that person as a director under Regulation 14A under the Securities Exchange Act of 1934, as amended, and

  ·  the person's written consent to serve as a director if elected; and
     as to any other business you propose to bring before the meeting,

  ·  a brief description of the business,

  ·  the reasons for conducting the business at the meeting, and

  ·  any material interest that you, as the stockholder, and any beneficial owner on whose behalf the proposal is made, have in the business; and
     the following information about you, as the stockholder giving the notice, and any beneficial owner on whose behalf the nomination or proposal is made:

  ·  name and address, as they appear on our books,

  ·  the class and number of Intraware shares that are owned beneficially and of record, and

  ·  whether you or the beneficial owner intend to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares legally required to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect the nominee or nominees.

These requirements are contained in our bylaws, which are posted on our website at http://www.intraware.com/company/corp_governance/index.html.

Special Assistance Needs

Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting Intraware, Inc., 25 Orinda Way, Orinda, CA 94563, (925) 253-4500.  To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all such requests by August 9, 2005.

List of Stockholders Entitled to Vote

A list of stockholders entitled to vote at the meeting will be available for inspection at our offices at 25 Orinda Way, Orinda, California, during the ten days before the meeting.

Again, it is important that your shares be represented at the meeting, regardless of the number of shares you hold.  We urge you to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Peter H. Jackson,
Chief Executive Officer and Director

Dated: September 7, 2006

APPENDIX A

INTRAWARE, INC.

2006 EQUITY INCENTIVE PLAN

Effective October 10, 2006

Purposes of the Plan. The purposes of this 2006 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business.

Awards granted hereunder may be either Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock Units or Dividend Equivalents, at the discretion of the Administrator and as reflected in the terms of the Award Agreement.

Definitions. As used herein, the following definitions shall apply:

"Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

"Annual Revenue" means the Company's or a business unit's total revenue for the Fiscal Year, determined in accordance with generally accepted accounting principles.

"Applicable Laws" means the legal requirements relating to the administration of equity compensation plans under state and federal corporate and securities laws and the Code.

"Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Dividend Equivalents.

"Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

"Awarded Stock" means the Common Stock subject to an Award.

"Board" means the Board of Directors of the Company.

"Cash Position" means the Company's level of cash and cash equivalents.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

"Common Stock" means the Common Stock of the Company.

"Company" means Intraware, Inc., a Delaware corporation.

"Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

"Director" means a member of the Board.

"Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

"Dividend Equivalent" means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

"Earnings Per Share" means, as to any Fiscal Year, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

"Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company; provided that, the payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

"Fiscal Year" means a fiscal year of the Company.

"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

"Net Income" means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

"Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

"Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

"Operating Cash Flow" means the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

"Operating Income" means the Company's or a business unit's income from operations determined in accordance with generally accepted accounting principles.

"Outside Director" means a Director who is not an Employee.

"Option" means a stock option granted pursuant to the Plan.

"Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

"Participant" means the holder of an outstanding Award granted under the Plan.

"Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Stockholder Return. For Awards not intended to qualify for treatment under Section 162(m) of the Code, there may be additional Performance Goals set by the Board. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial conditions and results of operations appearing in the Company's annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company's or a business units' reported results.

"Performance Share" means a performance share Award granted to a Participant pursuant to Section 12.

"Performance Unit" means a performance unit Award granted to a Participant pursuant to Section 13.

"Plan" means this 2006 Equity Incentive Plan, as amended.

"Restricted Stock" means a restricted stock Award granted to a Participant pursuant to Section 10.

"Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 11. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

"Return on Assets" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net assets of the Company or business unit, as applicable, determined in accordance with generally accepted accounting principles.

"Return on Equity" means the percentage equal to the Company's Net Income divided by average stockholder's equity, determined in accordance with generally accepted accounting principles.

"Return on Sales" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue, determined in accordance with generally accepted accounting principles.

"Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

"Section 16(b)" means Section 16(b) of the Exchange Act.

"Securities Act" means the Securities Act of 1933, as amended.

"Share" means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.

"Stock Appreciation Right" or "SAR" means a stock appreciation right granted pursuant to Section 8 below.

"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

"Total Stockholder Return" means the total return (change in share price plus reinvestment of any dividends) of a Share.

Shares Subject to the Plan. Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 450,000 Shares plus any Shares subject to stock options that are outstanding under the Company's 1996 Stock Option Plan on October 10, 2006 that subsequently expire unexercised, up to a maximum of an additional one million Shares. All of the shares issuable under the Plan may be authorized, but unissued, or reacquired Common Stock.

Any Shares subject to Awards granted hereunder shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Restricted Stock Units, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, only the shares issued to the Participant exercising the SAR shall be counted against the numerical limits of this Section 3 (i.e., shares withheld to satisfy the exercise price of an SAR or to satisfy the statutory minimum required tax withholding upon exercise of an SAR shall remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option upon a net exercise shall remain available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall remain available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Any payout of Dividend Equivalents or Performance Units, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of

Dividend Equivalents or Performance Units shall not increase the number of Shares available for issuance under the Plan.

Administration of the Plan.

Procedure.

Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Awards granted to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3.

Administration With Respect to Other Persons. With respect to Awards granted to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by (1) the Board or (2) a committee designated by the Board, which committee, in each case, shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

to determine the Fair Market Value in accordance with Section 2(t) of the Plan;

to select the Consultants, Employees and Directors to whom Awards may be granted hereunder;

to determine whether and to what extent Awards are granted hereunder;

to determine the number of Shares to be covered by each Award granted hereunder;

to approve forms of agreement for use under the Plan;

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

to prescribe, amend and rescind rules and regulations relating to the Plan;

to modify or amend each Award, subject to Plan Section 21(c); provided, however, that the exercise price for an Option or SAR may not be reduced without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the Option or SAR as well as pursuant to an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option or SAR in exchange for an Option, SAR or other Award;

to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

to determine the terms and restrictions applicable to Awards;

to determine whether Awards will be adjusted for Dividend Equivalents and whether such Dividend Equivalents shall be subject to vesting;

to extend the post-termination exercise period of any SAR or Option, consistent with Code Section 409A and subject to Plan Section 21(c); and

to make all other determinations deemed necessary or advisable for administering the Plan.

Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

Eligibility. Awards may be granted only to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards.

Code Section 162(m) Provisions.

Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 250,000 Shares; provided, however, that such limit shall be 500,000 Shares in the Participant's first Fiscal Year of Company service.

Restricted Stock, Performance Share and Restricted Stock Unit Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 250,000 Shares in the aggregate of the following: (i) Restricted Stock, (ii) Performance Shares, or (iii) Restricted Stock Units; provided, however, that such limit shall be 500,000 Shares in the Participant's first Fiscal Year of Company service.

Performance Units Annual Limit. No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $250,000, provided, however, that such limit shall be $500,000 in the Participant's first Fiscal Year of Company service.

Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

Changes in Capitalization. The numerical limitations in Sections 6(a) and (b) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 18(a).

Stock Options

Type of Option. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant's Incentive Stock Options granted by the Company, any Parent or Subsidiary, that become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall not be more than ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

In the case of an Incentive Stock Option

granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

In the case of a Nonstatutory Stock Option

the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

granted to an Employee, Consultant or Director who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash; check; promissory note; other Shares (including by means of net exercise) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required; or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Law.

Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Except in the case of Options granted to Officers, Directors and Consultants, Options shall become exercisable at a rate of no less than twenty percent (20%) per year over five (5) years from the date the Options are granted.

Stock Appreciation Rights.

Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

Exercise Price and other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant; provided, however, that with respect to an SAR granted to a Employee, Consultant or Director who, at the time of grant of such SAR, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

Any SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Except in the case of SARs granted to Officers, Directors and Consultants, SARs shall become exercisable at a rate of no less than twenty percent (20%) per year over five (5) years from the date the SARs are granted. An SAR may not be exercised for a fraction of a Share. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.

Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

The number of Shares with respect to which the SAR is exercised.

Payment upon Exercise of SAR. The payment upon SAR exercise may only be in Shares of equivalent value (rounded down to the nearest whole Share).

SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided that no SAR may have a term of more than ten (10) years.

Exercise of Option or SAR.

Procedure for Exercise; Rights as a Stockholder. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option or SAR may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and, with respect to Options only, full payment for the Shares with respect to which the Option is exercised has been received by the Company. With respect to Options only, full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(d) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Option or SAR, notwithstanding the exercise of the Option or SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 18 of the Plan.

Termination of Status as an Employee, Consultant or Director. If a Participant ceases to be an Employee, Consultant or Director, other than upon the Participant's death or Disability, the Participant may exercise his or her Option or SAR within such period of time (of not less than thirty (30) days) as is specified in the applicable Award Agreement to the extent that the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for ninety (90) days following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option or SAR, the Shares covered by the unvested portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or SAR within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan. Notwithstanding the foregoing, a Participant's status as an Employee, Consultant or Director shall not be considered terminated in the case of: (i) any leave of absence approved by the Administrator, including sick leave, military leave or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute; (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor; or (iii) any change of a Participant's status as an Employee to that of a Consultant or Director or a change of a Participant's status as a Consultant to that of an Employee or Director or a change of status from a Director to an Employee or Consultant.

Disability of Participant. Notwithstanding the provisions of Section 9(b) above, in the event an Employee, Consultant or Director is unable to continue his or her employment, consulting or Director relationship with the Company as a result of his or her Disability, he or she may, within a period of not less than six (6) months (or such other period of time as is determined by the Administrator) from the date of termination, exercise his or her Option or SAR to the extent he or she was entitled to exercise it at the date of such termination (or to such greater extent as the Administrator may provide). To the extent that he or she was not entitled to exercise the Option or SAR at the date of termination, or if he or she does not exercise such Option or SAR (which he or she was entitled to exercise) within the time specified herein, the Option or SAR shall terminate.

Death of Participant. In the event a Participant ceases to remain as an Employee, Consultant or Director due to the death of such Participant, the entire Option or SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant) by such Participant's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent the Option or SAR was vested on the date of death (or to such greater extent as the Administrator may provide). If, after death, such Participant's estate or a person who acquired the right to exercise the vested Option or SAR by bequest or inheritance does not exercise the Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

Restricted Stock.

Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock Award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the Award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided, however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock grant shall grant the Company a repurchase option exercisable within ninety (90) days of the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock grant shall be the original price paid by the purchaser (if any) and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. Except with respect to Shares purchased by Officers, Directors and Consultants, the repurchase option shall in no case lapse at a rate of less than twenty percent (20%) per year over five (5) years from the date of grant.

Restricted Stock Units.

Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing or electronically of the terms, conditions and restrictions related to the grant, including, subject to Section 6(b) hereof, the number of Restricted Stock Units.

Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of

Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. Restricted Stock Units shall only be settled in Shares.

Vesting and Cancellation. Except with respect to Restricted Stock Units granted to Officers, Directors and Consultants, the Restricted Stock Units shall in no case vest at a rate of less than twenty percent (20%) per year over five (5) years from the date of grant. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

Performance Shares.

Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share Award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the Award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

Vesting and Cancellation. Except with respect to Performance Shares granted to Officers, Directors and Consultants, the Performance Shares shall in no case vest at a rate of less than twenty percent (20%) per year over five (5) years from the date of grant. On the date set forth in the Performance Share Award Agreement, all unearned Performance Shares shall be forfeited to the Company.

Performance Units.

Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

Number of Performance Units. Subject to Section 6(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the Award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

Non-Transferability of Awards. Except as determined otherwise by the Administrator in its sole discretion (but never a transfer in exchange for value), Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant, without the prior written consent of the Administrator.

Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

Part-Time Service. At the discretion of the Administrator provides and except as otherwise required by Applicable Laws, any service-based vesting of Awards granted hereunder may be extended on a proportionate basis in the event an Employee transitions to a work schedule under which they are customarily scheduled to work on less than a full-time basis, or if not on a full-time work schedule, to a schedule requiring fewer hours of service. Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service.

Withholding to Satisfy Withholding Tax Obligations. When a Participant incurs tax liability in connection with the exercise, vesting or payout, as applicable, of an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option or SAR or the Shares to be issued upon payout or vesting of the other Award, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

the election must be made on or prior to the applicable Tax Date; and

all elections shall be subject to the consent or disapproval of the Administrator.

In the event the election to have Shares subject to an Award withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or SAR is exercised or other Award is vested but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award and the annual share limitations under Sections 6(a) and (b) hereof, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

Dissolution or Liquidation. Except as otherwise set forth in the applicable Award Agreement, in the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

Merger or Asset Sale.

Stock Options and SARs. Except as otherwise set forth in the applicable Award Agreement, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or asset sale, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice or such other longer period as is determined by the Administrator, and the Option or SAR shall terminate upon the expiration of such period. With respect to Options or SARs granted to Outside

Directors, in the event that the Outside Director is required to terminate his or her position as an Outside Director at the request of the acquiring entity within twelve (12) months following such merger or asset sale, each outstanding Option or SAR held by such Outside Director shall become fully vested and exercisable on the date of such termination, including as to Shares as to which it would not otherwise be exercisable. For the purposes of this paragraph, an Option or SAR shall be considered assumed if, following the merger or asset sale, the award confers the right to purchase, for each Share subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash or other securities or property) received in the merger or asset sale by holders of the Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or asset sale is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share subject to the Option or SAR to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company's common stock in the merger or asset sale.

Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Dividend Equivalents. Except as otherwise set forth in the applicable Award Agreement, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share and Performance Unit award and any related Dividend Equivalent shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share and Performance Unit award and any related Dividend Equivalent substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit award and any related Dividend Equivalent, the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit award and any related Dividend Equivalent, including as to Shares (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) which would not otherwise be vested. With respect to Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and any related Dividend Equivalent Awards granted to Outside Directors, in the event that the Outside Director is required to terminate his or her position as an Outside Director at the request of the acquiring entity within twelve (12) months following such merger or asset sale, each such Award held by such Outside Director shall become 100% vested on the date of such termination. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share and Performance Unit shall be considered assumed if, following the merger or asset sale, the award confers the right to purchase or receive, for each Share (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash or other securities or property) received in the merger or asset sale by holders of the Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or asset sale is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award (other than Dividend Equivalents and Performance Units) to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company's common stock in the merger or asset sale.

Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

Term of Plan. The Plan shall continue in effect until August 9, 2016.

Amendment and Termination of the Plan.

Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

Conditions Upon Issuance of Shares.

Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and the requirements of any stock exchange or market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

Investment Representations. As a condition to the exercise or payout, as applicable, of an Award, the Company may require the person exercising an Option or SAR, or in the case of another Award (other than a Dividend Equivalent or Performance Unit), the person receiving the Shares upon vesting, to render to the Company a written statement containing such representations and warranties as, in the opinion of counsel for the Company, may be required to ensure compliance with any of the aforementioned relevant provisions of law, including a representation that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.

Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Information to Participants. The Company shall provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Participant has one or more Awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

APPENDIX B

(AUDIT COMMITTEE CHARTER)

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

INTRAWARE, INC.

July 9, 2003

A. PURPOSE

The purpose of the Audit Committee of the Board of Directors of Intraware, Inc. (the "Company") shall be to:

1. Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

2. Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

3. Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

4. Provide to the Board the results of its monitoring and recommendations derived therefrom; and

5. Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

B. MEMBERSHIP

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

1. Each member will be an independent director, as defined in (i) the rules of the SEC and (ii) NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rules 4200 and 4350(d);

2. Each member will be able to read and understand fundamental financial statements, in accordance with NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rule 4350(d); and

3. At least one member of the Audit Committee shall be an audit committee financial expert, as defined in (i) the rules of the SEC and (ii) NASDAQ Audit Committee requirements, including without limitation NASDAQ Marketplace Rule 4350(d).

C. RESPONSIBILITIES

The responsibilities of the Audit Committee shall include:

Financial Statement and Disclosure Matters

1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditor to review the adequacy of such controls and to review before filing the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditor relating to such disclosure;

2. Reviewing and discussing with management and the independent auditor the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K with the SEC, and recommending to the Board whether such financial statements should be included in such report;

3. Reviewing and discussing with management and the independent auditor the quarterly unaudited financial statements to be included with the Company's quarterly earnings press release, and reviewing and discussing with management the remaining quarterly unaudited financial statements and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to filing the Company's Quarterly Reports on Form 10-Q with the SEC;

4. Discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

5. Reviewing any disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

6. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditor;

7. Overseeing and reviewing the disclosure controls and procedures designed and maintained by the Company's Disclosure Committee;

Oversight of the Company's Relationship with the Independent Auditor

8. Appointing and replacing the independent auditor (subject to shareholder ratification if applicable), compensating the independent auditor, including pre-approving all fees and terms for audit engagements and permissible non-audit engagements with the independent auditor, and overseeing the work of the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; the Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing such audit report or for such related work;

9. Pre-approving audit and non-audit services provided to the Company by the independent auditor (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);

10. Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditor by (i) reviewing the independent auditor's proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditor regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them, including as provided in NASDAQ Marketplace Rule 4350(d)(1)(B); (iii) reviewing the independent auditor's periodic peer review; (iv) discussing with the Company's independent auditor the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the Audit Committee by the independent auditor in accordance with the applicable SEC requirements;

11. Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and member independence;

Compliance Oversight Responsibilities

12. Reviewing and approving in advance any proposed related party transactions;

13. Reviewing, approving and monitoring the Company's code of ethics for its executive officers;

14. Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

15. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements or compliance policies;

16. If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

17. As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors; the Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to such advisors;

18. Providing oversight and review at least annually of the Company's investment policies;

19. Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

20. Reviewing its own charter, structure, processes and membership requirements annually.

D. MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly.

The Audit Committee will meet in separate executive session with the independent auditor of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

E. MINUTES

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

F. COMPENSATION

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers and per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company except the fees and stock option grants that they receive for service as a member of the Board of Directors or any committee thereof.

G. DELEGATION OF AUTHORITY

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

INTRAWARE, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF INTRAWARE, INC. ("INTRAWARE")

The undersigned hereby appoints Peter H. Jackson and Paul D. Warenski, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Intraware's stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Intraware to be held at 10:00 a.m. on October 10, 2006 at the Orinda Country Club, 315 Camino Sobrante, Orinda, California 94563, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE AND, AS THE PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE, AND FOR EACH PROPOSAL SPECIFIED ON THE REVERSE SIDE.
SEE REVERSE	CONTINUED AND TO BE SIGNED	SEE REVERSE
SIDE	ON REVERSE SIDE	SIDE

FOLD AND DETACH HERE

INTRAWARE, INC.

Please mark your vote in oval in the following manner using dark ink only / /
1. Election of Class I Directors	FOR NOMINEE	WITHHELD FROM NOMINEE
a. Brendan A. McLoughlin	/ /	/ /

b. Raymond L. Ocampo Jr.	/ /	/ /

	FOR	AGAINST	ABSTAIN
2. Approve a new 2006 Equity Incentive Plan to replace the Company's 1996 Equity Incentive Plan that expires in November of this year.	/ /	/ /	/ /
	FOR	AGAINST	ABSTAIN

3. Amend our Certificate of Incorporation to decrease the number of shares of capital stock we have authorized to issue from 260,000,000 (250,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.0001, to 60,000,000 (50,000,000 shares of common stock and 10,000,000 shares of preferred stock), par value $0.0001

	/ /	/ /	/ /

Mark here for address change and note below

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.
Signature:	Date:

Signature:	Date:

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all such persons should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officers' title. If the signer is partnership, please sign the partnership name by an authorized person.

FOLD AND DETACH HERE

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE